EXHIBIT 1.1



                                IMH ASSETS CORP.

                                 $_____________
                                 (Approximately)

                COLLATERALIZED ASSET-BACKED BONDS, SERIES 200_-_


                             UNDERWRITING AGREEMENT

                                                       ____________, 200_



[Name of Underwriter]

[Address of Underwriter]

Ladies and Gentlemen:

         IMH Corp., a California corporation (the "Company"), proposes to sell to you (also referred to herein as the "Underwriter") Impac CMB Trust, Series 200_-_, Collateralized Asset-Backed Bonds, Series 200_-_Class A and Class R Bonds other than a de minimis portion thereof (collectively, the "Bonds"), having the aggregate principal amounts and interest rates as set forth above. The Bonds will represent the indebtedness of the Trust Fund (as defined in the Trust Agreement referred to below), to be established by the Company. The Trust Fund will consist of primarily of a pool (the "Mortgage Pool") of conventional one-to four-family, adjustable-rate first lien and fixed-rate first and second lien residential mortgage loans (the "Mortgage Loans") as described in the Prospectus Supplement (as hereinafter defined) to be sold by the Company. A de minimis portion of the Class R Bonds will not be sold hereunder and will be held by the Indenture Trustee.

         The Mortgage Loans will be master serviced pursuant to a Servicing Agreement (the "Servicing Agreement"), to be dated as of ____________, 200_ among IMH CMB Trust Series 200_-_,as Issuer (the "Issuer"), ________, as Indenture Trustee (the "Indenture Trustee"), and Impac Funding Corporation as Master Servicer ("Impac Funding" or the "Master Servicer") and subserviced by
____________.

         Impac Mortgage Holdings, Inc. ("Impac") will sell the Mortgage Loans to the Company pursuant to a Mortgage Loan Purchase Agreement to be dated as of ________ ___, 200_ (the "MLPA"), between Impac and the Company.

         The Bonds will be issued pursuant to an Indenture (the "Indenture") to be dated as of ______ __, 200_, between the Issuer and the Indenture Trustee and will represent the indebtedness of the Issuer. The Issuer was created pursuant to a Trust Agreement, dated ____ __, 200_ (the "Trust Agreement") among the Company, as Depositor, _____, as Owner Trustee, and _____ as Certificate Registrar, Indenture Trustee and Paying Agent. The Bonds will bear interest as described in the Prospectus Supplement and are otherwise more fully described in the Base Prospectus (as hereinafter defined) and the Prospectus Supplement, which Base Prospectus and Prospectus Supplement the Company has furnished to the Underwriters.

         1. REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  1.1 The Company represents and warrants to, and agrees with the Underwriter as follows:

                           (a) The Company has filed with the Securities and
                  Exchange Commission (the "Commission") a registration statement (No. 333-_______) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of Collateralized Bonds (issuable in series), including the Bonds, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to the Underwriter. The Company meets the requirements and all other conditions have been satisfied for the use of Form S-3 under the Act. The Company proposes to file with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act (the "1933 Act Regulations") a prospectus supplement dated ___________, 200_ (the "Prospectus Supplement"), to the prospectus dated ____________, 200_ (the "Basic Prospectus"), relating to the Bonds and the method of distribution thereof. Such registration statement (No. 333-______) including exhibits thereto and any information incorporated therein by reference, as amended at the date hereof, is hereinafter called the "Registration Statement"; and the Basic Prospectus and the Prospectus Supplement and any information incorporated therein by reference, together with any amendment thereof or supplement thereto authorized by the Company on or prior to __________, 200_ (the "Closing Date") for use in connection with the offering of the Bonds, are hereinafter called the "Prospectus". The Company prepared a Free Writing Prospectus containing substantially all information that will appear in the Prospectus Supplement and minus specific sections including the "Method of Distribution" section (such Free Writing Prospectus, together with the Basic Prospectus, the "Definitive Free Writing Prospectus").

                           (b) The Registration Statement has become effective
                  and no stop order suspending the effectiveness of the Registration Statement is in effect, no proceedings for such purpose are pending before or threatened by the Commission, and the Registration Statement as of the effective date (the "Effective Date", as defined in this paragraph), and the Prospectus, as of the date of the Prospectus Supplement or as of the Closing Date the Indenture, complied in all material respects with the applicable requirements of the Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as applicable. The Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of the date of the Prospectus Supplement, did not, and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company does not make any representations or warranties as to any information contained in or omitted from the portions of the Prospectus. In addition, any Issuer Information (as defined below) contained in the Definitive Free Writing Prospectus, as of the date thereof and as of the time of each Contract of Sale occurring prior to the time that Prospectus Supplement first becomes available for use by the Underwriter, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Effective Date shall mean the earlier of the date by which the Prospectus Supplement is first used and the time of the first Contract of Sale to which such Prospectus Supplement relates. As used herein, "Pool Information" means all loan level data with respect to the characteristics of the Mortgage Loans and administrative and servicing fees, as provided by or on behalf of the Company to the Underwriter. The Company acknowledges that the Underwriter's Information constitutes the only information furnished in writing by you or on your behalf for use in connection with the preparation of the Registration Statement or the Prospectus, and you confirm that the Underwriter's Information is correct with respect to you and the Bonds you underwrite.

                           (c) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of California and has the requisite corporate power and authority to own its properties and to conduct its business as presently conducted by it.

                           (d) The Company is not, as of the date upon which it
                  delivers the Definitive Free Writing Prospectus, an Ineligible Issuer, as such term is defined in Rule 405 of the 1933 Act Regulations.

                           (e) The Company is not in violation of its
                  Certificate of Incorporation or By Laws or any agreement the violation of which would have material adverse effect on the Company.

                           (f) As of the closing date (as defined herein), the
                  Bonds and the Indenture and the Trust Agreement will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties of the Company in the Trust Agreement will be true and correct in all material respects.

                           (g) Each of the Bonds, when validly executed,
                  authenticated, issued and delivered in accordance with the Indenture and paid for in accordance with this Agreement, will be duly and validly issued and outstanding and entitled to the benefits and security afforded by the Indenture and will constitute legal, valid and binding obligations of the trust enforceable in accordance with its terms and the terms of the Indenture, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and by the general principles of equity.

                           (h) This Agreement has been duly authorized, executed
                  and delivered by each of the Company. The Trust Agreement has been, and as of the Closing Date, each of the other agreements entered into in connection with the issuance or delivery of the Bonds or any of the transactions contemplated herein (together with the Mortgage Loan Purchase Agreement, the Trust Agreement and this Agreement, the "Transaction Documents") to which the Company is a party, will have been, duly authorized, executed and delivered by the Company and will conform in all material respects to the descriptions thereof contained in the Prospectus and, assuming the valid execution and delivery thereof by the other parties thereto, each Transaction Document (other than this Agreement) to which the Company is a party will constitute a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity.

                           (i) None of the issuance, delivery or sale of the
                  Bonds, the execution and delivery by the Company of any of the Transaction Documents, or the consummation of any other of the transactions contemplated herein, nor compliance with the provisions of the Transaction Documents, will conflict with or result in the breach of any material term or provision of the certificate of incorporation or by-laws of the Company, and the Company is not in breach or violation of or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default) under the terms of (i) any indenture, contract, lease, mortgage, deed of trust, note, agreement or other evidence of indebtedness or other agreement, obligation or instrument to which the Company is a party or by which it or its properties are bound, or (ii) any law, decree, order, rule or regulation applicable to the Company of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over the Company or its respective properties, the default in or the breach or violation of which would have a material adverse effect on the Company, the trust or the Bonds or on the ability of the Company to perform its respective obligations under the Transaction Documents to which it is a party; and neither the delivery of the Bonds, nor the execution and delivery of the Transaction Documents nor the consummation of any other of the transactions contemplated herein, nor the compliance with the provisions of such Transaction Documents will result in such a breach, violation or default which would have such a material adverse effect.

                           (j) No filing or registration with, notice to, or
                  consent, approval, authorization or order or other action of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by the Transaction Documents to which it is a party (other than as required under Blue Sky laws or state securities laws, as to which no representations and warranties are made by the Company), except such as have been, or will have been obtained prior to the Closing Date, and such recordations of the assignment to the Indenture Trustee of the mortgages securing the Mortgage Loans (to the extent such recordations are required pursuant to the Servicing Agreement or the Indenture) that have not yet been completed.

                           (k) There is no action, suit or proceeding before or
                  by any court, administrative or governmental agency now pending to which the Company is party, or to the best knowledge of the Company, threatened against the Company, which could reasonably interfere with or materially and adversely affect the consummation of the transactions contemplated in the Transaction Documents.

                           (l) At the time of execution and delivery of the
                  Indenture, (1) the Issuer will own the Mortgage Loans being pledged by it to the Indenture Trustee pursuant to the Indenture, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"), except to the extent permitted in the Indenture, and will not have assigned to any person other than the Indenture Trustee any of its right, title or interest in its Mortgage Loans, (2) the Issuer will have the power and authority to pledge the Trust Fund to the Indenture Trustee and to transfer the Bonds to the Underwriters and will have duly authorized such action, (3) upon execution and delivery by the trust to the Indenture Trustee of the Indenture, and delivery of the Bonds to the Issuer, the Indenture Trustee will have a valid, perfected security interest of first priority in the Trust Fund free of Liens other than Liens permitted by the Indenture and (4) upon payment and delivery of the Bonds to the Underwriters, the Underwriters will acquire ownership of the Bonds, free of Liens other than Liens created or granted by the Underwriters.

                           (m) Any taxes, fees and other governmental charges in
                  connection with the execution, delivery and issuance of the Transaction Documents and the Bonds have been or will be paid by the Company at or prior to the Closing Date, except for fees for recording assignments of the mortgages securing the Mortgage Loans to the Indenture Trustee pursuant to the Servicing Agreement and the Indenture that have not yet been completed, which fees will be paid by or on behalf of the Company in accordance with and if required by the Servicing Agreement.

                           (n) The Company possesses all certificates, licenses,
                  authorizations and permits issued by the appropriate State, Federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and the Company has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit which if decided adversely to the Company would, singly or in the aggregate, materially and adversely affect the conduct of its business, operations or financial conditions.

                           (o) The Company or any subservicer who will be
                  servicing any Mortgage Loans pursuant to the Servicing Agreement is qualified to do business and possesses all necessary certificates, licenses and permits in all jurisdictions in which its activities as servicer or subservicer of the Mortgage Loans serviced by it require such qualifications, certificates, licenses or permits except where failure to be so qualified or to obtain such certificates, licenses or permits will not have a material adverse effect on such servicing activities.

                           (p) The Company is not an "investment company" or an
                  entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                           (q) Since the respective dates as of which
                  information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

                           (r) To the best knowledge of the Company, [Name of
                  Accountants] are independent public accountants with respect to the Company as required by the Act and the 1933 Act Regulations.

                  1.2 Each Underwriter represents and warrants to and agrees with the Company:

                           (a) Such Underwriter represents that it has in place,
                  and covenants that it shall maintain, internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements with respect to the generation and use of Free Writing Prospectuses in connection with the offering of the Bonds.

                           (b) As of the date hereof and as of the Closing Date,
                  each Underwriter has complied with all of its obligations hereunder. With respect to all Free Writing Prospectuses, other than the Definitive Free Writing Prospectus, provided by each Underwriter to any investor, if any, such Free Writing Prospectuses are accurate in all material respects (taking into account the assumptions explicitly set forth in the Free Writing Prospectuses, except to the extent of any errors therein that are caused by errors in the Pool Information, and except for any Issuer Information therein). The Free Writing Prospectuses, other than the Definitive Free Writing Prospectus, provided by each Underwriter to the Company pursuant to Section 4.4 constitute a complete set of all such Free Writing Prospectuses furnished to any investor by such Underwriter in connection with the offering of any Bonds, other than any Underwriter Derived Information.

         2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Bonds set forth opposite their respective names in Schedule I hereto, at a price equal to $[______________].

         3. DELIVERY AND PAYMENT. Payment for the Bonds shall be made by wire transfer of immediately available funds to an account designated by the Company, and delivery of the Bonds shall be made at the office of Thacher Proffitt & Wood LLP. Delivery of and payment for the Bonds shall be made at 10:00 a.m., New York City time, on _________, 200_, or such later date as the Underwriter shall designate, which date and time may be postponed by agreement between the Underwriter and the Company (such date and time of delivery and payment for the Bonds being herein called the "Closing Date"). Delivery of the Bonds shall be made to the Underwriter through the Depository Trust Company ("DTC") against payment by the Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer of immediately available funds. The Company agrees to have the Bonds available for inspection, checking and packaging by the Underwriter in New York, New York not later than 1:00 p.m. on the business day prior to the Closing Date.

         4. OFFERING BY UNDERWRITER.

                  4.1 It is understood that the Underwriter propose to offer the Bonds for sale to the public as set forth in the Prospectus and that the Underwriter will not offer, sell or otherwise distribute the Bonds (except for the sale thereof in exempt transactions) in any state in which the Bonds are not exempt from registration under Blue Sky laws or state securities laws (except where the Bonds will have been qualified for offering and sale at your direction under such Blue Sky laws or state securities laws). Prior to the date of the first contract of sale made based on the Definitive Free Writing Prospectus, you have not offered, pledged, sold, disposed of or otherwise transferred any Bond or any security backed by the Mortgage Loans, any interest in any Bond or such security or any Mortgage Loan except as set forth in Section 4.2.

                  4.2 It is understood that the Underwriter will solicit offers to purchase the Bonds as follows:

                           (a) Prior to the time you have received the
                  Definitive Free Writing Prospectus you may, in compliance with the provisions of this Agreement, solicit offers to purchase Bonds; provided, that you shall not accept any such offer to purchase a Bond or any interest in any Bond or Mortgage Loan or otherwise enter into any Contract of Sale for any Bond, any interest in any Bond or any Mortgage Loan prior to the investor's receipt of Definitive Free Writing Prospectus.

                           (b) Any Free Writing Prospectus (other than the
                  Definitive Free Writing Prospectus) relating to the Bonds used by an Underwriter in compliance with the terms of this Agreement prior to the time such Underwriter has entered into a Contract of Sale for Bonds shall prominently set forth substantially the following statement:

                  The information in this free writing prospectus is preliminary, and will be superseded by the Definitive Free Writing Prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Bonds referred to in this free writing prospectus and to solicit an offer to purchase the Bonds, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Bonds until we have accepted your offer to purchase Bonds. We will not accept any offer by you to purchase Bonds, and you will not have any contractual commitment to purchase any of the Bonds until after you have received the Definitive Free Writing Prospectus. You may withdraw your offer to purchase Bonds at any time prior to our acceptance of your offer.

 "Written Communication" has the same meaning as that term is defined in Rule 405 of the 1933 Act Regulations.

                           (c) Any Free Writing Prospectus relating to Bonds and
                  used by an Underwriter in connection with marketing the Bonds, including the Definitive Free Writing Prospectus, shall prominently set forth substantially the following statement:

                  The Bonds referred to in these materials are being sold when, as and if issued. You are advised that Bonds may not be issued that have the characteristics described in these materials. Our obligation to sell such Bonds to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason we do not deliver such Bonds, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Bonds which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

                  4.3 It is understood that you will not enter into a Contract of Sale with any investor until the investor has received the Definitive Free Writing Prospectus. For purposes of this Agreement, Contract of Sale has the same meaning as in Rule 159 of the 1933 Act Regulations and all Commission guidance relating to Rule 159, including without limitation the Commission's statement in Securities Act Release No. 33-8501 that "a contract of sale can occur under the federal securities laws before there is a bilateral contract under state law, for example when a purchaser has taken all actions necessary to be bound but a seller's obligations remain conditional under state law." The Definitive Free Writing Prospectus shall prominently set forth the following statement:

                  This Definitive Free Writing Prospectus supersedes the information in any free writing prospectus previously delivered in connection with this offering, to the extent that this Definitive Free Writing Prospectus is inconsistent with any information in any free writing prospectus delivered in connection with this offering.

                  4.4 It is understood that you may prepare and provide to prospective investors certain Free Writing Prospectuses (as defined below), subject to the following conditions:

                           (a) Unless preceded or accompanied by a prospectus
                  satisfying the requirements of Section 10(a) of the Act, an Underwriter shall not convey or deliver any Written Communication to any person in connection with the initial offering of the Bonds, unless such Written Communication either (i) is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act, (iii) is the Definitive Free Writing Prospectus, or (iv) both (1) constitutes a Free Writing Prospectus (as defined below) used in reliance on Rule 164 and
                  (2) includes only information that is within the definition of ABS Informational and Computational Materials as defined in
                  Item 1100 of Regulation AB.

                           (b) Each Underwriter shall comply in all material
                  respects with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the 1933 Act Regulations and all Commission guidance relating to Free Writing Prospectuses, including but not limited to Commission Release No. 33-8591.

                           (c) For purposes hereof, "Free Writing Prospectus"
                  shall have the meaning given such term in Rules 405 and 433 of the 1933 Act Regulations. "Issuer Information" shall mean information included in a Free Writing Prospectus that both
                  (i) is within the types of information specified in clauses
                  (1) to (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) as shown in Exhibit D hereto and
                  (ii) has been either prepared by, or has been reviewed and approved by, the Company as evidenced by oral, electronic or written communication by it or through its attorneys. "Underwriter Derived Information" shall refer to information of the type described in clause (5) of such footnote 271 when prepared by an Underwriter.

                           (d) All Free Writing Prospectuses provided to
                  prospective investors, whether or not filed with the Commission, shall bear a legend on each page including the following statement:

                           "THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-8[XX-XXX-XXXX].

         The Company shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein.

                           (e) Each Underwriter shall have delivered to the
                  Company, no later than two business days prior to the proposed date of first use thereof, (i) any Free Writing Prospectus prepared by or on behalf of that Underwriter that contains any information that, if reviewed and approved by the Company, would be Issuer Information, and (ii) any Free Writing Prospectus or portion thereof that contains only a description of the final terms of the Bonds after such terms have been established for all classes of Bonds being publicly offered. No Information in any Free Writing Prospectus shall consist of information of a type that is not included within the definition of ABS Informational and Computational Materials. To facilitate filing to the extent required by Section 5.10 or 5.11, as applicable, all Underwriter Derived Information shall be set forth in a document separate from the document including Issuer Information. All Free Writing Prospectuses prepared by an Underwriter that are required to be delivered to the Company under this subsection (e), (i) must be approved by the Company before such Underwriter provides the Free Writing Prospectus to investors pursuant to the terms of this Agreement (such approval to be evidenced as set forth in Section 4.4(c)(ii)), and (ii) shall be provided by such Underwriter to the Company, for filing as provided in Section
                  5.10 in the format as required by the Company.

                           (f) None of the information in the Free Writing
                  Prospectuses may conflict with the information contained in the Prospectus or the Registration Statement.

                           (g) The Company shall not be obligated to file any
                  Free Writing Prospectuses that have been determined to contain any material error or omission, unless the Company is required to file the Free Writing Prospectus pursuant to Section 5.10 below. In the event that an Underwriter possesses actual knowledge that, as of the date on which an investor entered into an agreement to purchase any Bonds, any Free Writing Prospectus prepared by or on behalf of such Underwriter and delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a "Defective Free Writing Prospectus"), that Underwriter shall notify the Company thereof as soon as practical but in any event within one business day after discovery.

                           (h) If the Underwriter does not provide any Free
                  Writing Prospectuses to the Company pursuant to subsection (e) above, the Underwriter shall be deemed to have represented, as of the Closing Date, that they did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Bonds that is required to be filed with the Commission by the Company as a Free Writing Prospectus (other than the Definitive Free Writing Prospectus) in accordance with the 1933 Act Regulations. Information not required to be filed shall include a Free Writing Prospectus containing solely Underwriter Derived Information.

                           (i) In the event of any delay in the delivery by the
                  Underwriter to the Company of any Free Writing Prospectuses required to be delivered in accordance with subsection (e) above, or in the delivery of the accountant's comfort letter in respect thereof, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in
                  Section 5.10 to file the Free Writing Prospectuses by the time specified therein.

                           (j) Each Underwriter represents that it has in place,
                  and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the 1933 Act Regulations with respect to the generation and use of Free Writing Prospectuses in connection with the offering of the Bonds. In addition, each Underwriter shall, for a period of at least three years after the date hereof, maintain written and/or electronic records of the following:

                                    (i) Any written communications in respect of
                           the Bonds not deemed a Prospectus or a Free Writing Prospectus because its content is limited to the statements permitted by Rule 134 of the Securities Act;

                                    (ii) any Free Writing Prospectus used to
                           solicit offers to purchase Bonds;

                                    (iii) regarding each Free Writing Prospectus
                           delivered to a prospective investor, the date of such delivery and identity of such prospective investor;

                                    (iv) regarding each offer to purchase Bonds
                           received by such Underwriter, the identity of the offeror, the date the offer was made and the proposed terms and allocation of the Bonds offered to be purchased; and

                                    (v) regarding each Contract of Sale entered
                           into by such Underwriter, the date, identity of the investor and the terms of such Contract of Sale, including the amount and price of Bonds subject to such Contract of Sale.

                  (k) The Underwriter covenants with the Company that after the final Prospectus is available that Underwriter shall not distribute any written information concerning the Bonds to a prospective investor unless such information is preceded or accompanied by the final Prospectus.

                  (l) The Underwriter agrees to provide written notice to the Company of the date it first enters into any Contract of Sale for a Bond.

                  4.5 The Underwriter further agrees that on or prior to the sixth day after the Closing Date, such Underwriter shall provide the Company with a ceritificate, substantially in the form of Exhibit E attached hereto, setting forth (i) if less than 10% of the aggregate principal balance of the Bonds has been sold to the public as of such date, the value calculated pursuant to clause (b)(iii) of Exhibit E hereto, or, (b) if 10% or more of the Bonds has been sold to the public as of such date but no single price is paid for at least 10% of the aggregate principal balance of the Bonds, then the weighted average price at which the Bonds of such class were sold expressed as a percentage of the principal balance of the Bonds sold, or (c) the first single price at which at least 10% of the aggregate principal balance of the Bonds was sold to the public, (ii) the prepayment assumption used in pricing such Bonds, and (iii) such other information as to matters of fact as the Company may reasonably request to enable it to comply with its reporting requirements with respect to such Bonds to the extent such information can in the good faith judgment of such Underwriter be determined by it.

                  4.6 The Underwriter further agrees that (i) it will include in every confirmation sent out the notice required by Rule 173 informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from such Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, such Underwriter shall deliver a paper copy of such Prospectus; (iii) if an electronic copy of the Prospectus is delivered by an Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Company specifically for use by such Underwriter pursuant to this Section 4.6; for example, if the Prospectus is delivered to an Underwriter by or on behalf of the Company in a single electronic file in .pdf format, then such Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in .pdf format; and (iv) it has not used, and during the period for which it has an obligation to deliver a "prospectus" (as defined in Section 2(a)(10) of the Act) relating to the Bonds (including any period during which you have such delivery obligation in its capacity as a "dealer" (as defined in Section 2(a)(12) of the Act)) it will not use any internet website or electronic media containing information for prospective investors, including any internet website or electronic media maintained by third parties, in connection with the offering of the Bonds, except in compliance with applicable laws and regulations. Each Underwriter further agrees that (i) if it delivers to an investor the Prospectus in .pdf format, upon such Underwriter's receipt of a request from the investor within the period for which delivery of the Prospectus is required, such Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus and (ii) it will provide to the Company any Free Writing Prospectuses, or portions thereof, which the Company is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Company such Free Writing Prospectuses, or portions thereof, in either Microsoft Word(R) or Microsoft Excel(R) format and not in a PDF, except to the extent that the Company, in its sole discretion, waives such requirements.

                  4.7 In the event that the Underwriter uses a road show (as defined in Rule 433) in connection with the offering of the Bonds, all information in the road show will be provided orally only, and not as a Written Communication. Each Underwriter agrees that any slideshow used in connection with a road show (i) will only be provided as part of the road show and not separately, (ii) if handed out at any meeting as a hard copy, will be retrieved prior to the end of the meeting, and (iii) will otherwise be used only in a manner that does not cause the slideshow to be treated as a Free Writing Prospectus.

         5. AGREEMENTS. The Company agrees with the Underwriter that:

                  5.1 The Company will promptly advise the Underwriter (i) when any amendment to the Registration Statement has become effective or any revision of or supplement to the Prospectus has been so filed (unless such amendment, revision or supplement does not relate to the Bonds or the Issuer), (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information (unless such request for additional information does not relate to the Bonds or the Issuer), (iii) of any written notification received by the Company of the suspension of qualification of the Bonds for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the knowledge of the Company, the threatening of any proceeding for that purpose. The Company will not file an amendment to the Registration Statement or supplement to the Prospectus (if such amendment or supplement relates to the Bonds) unless the Company has furnished the Underwriter with a copy of such amendment for its review prior to such filing. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  5.2 The Company will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Act by means reasonably calculated to result in filing with the Commission within the time period required by said rule. The Company will cause the Prospectus Supplement to be transmitted to the Commission for filing no later than the close of business on the business day prior to the Closing Date.

                  5.3 If, during the period after the first date of the public offering of the Bonds in which a prospectus relating to the Bonds is required to be delivered under the Act, any event occurs as a result of which it is necessary to amend or supplement the Prospectus, as then amended and supplemented, in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the 1933 Act Regulations, the Company promptly will notify the Underwriter and will prepare and furnish, at its own expense, to the Underwriter, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

                  5.4 If the Company or any Underwriter reasonably determines that any Written Communication or oral statement in connection with the offering of the Bonds contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into when taken together with all information that was conveyed to any person with whom a Contract of Sale was entered into, and then the Underwriter shall provide any such person with the following:

                           (a) Adequate disclosure of the contractual
                  arrangement;

                           (b) Adequate disclosure of the person's rights under
                  the existing Contract of Sale at the time termination is sought;

                           (c) Adequate disclosure of the new information that
                  is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

                           (d) A meaningful ability to elect to terminate or not
                  terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

                  5.5 The Company will furnish to the Underwriter, without charge, a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or dealer may be required by the Act, as many copies of the Prospectus, any documents incorporated by reference therein and any amendments and supplements thereto as the Underwriter may reasonably request; provided, however, that you will provide the notice specified in
         Section 4.6 in every confirmation and will only deliver the prospectus to those investors that request a paper copy thereof.

                  5.6 The Company agrees, so long as the Bonds shall be outstanding, or until such time as the Underwriter shall cease to maintain a secondary market in the Bonds, whichever first occurs, to deliver to the Underwriter the annual statements as to compliance delivered to the Indenture Trustee pursuant to Section 3.16 of the Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Indenture Trustee pursuant to
         Section 3.17 of the Servicing Agreement, as soon as such statements are furnished to the Company.

                  5.7 The Company will endeavor to arrange for the qualification of the Bonds for sale under the laws of such jurisdictions as the Underwriter may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the Bonds; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

                  5.8 If the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including, without limitation, (a) costs and taxes incident to the authorization, sale and delivery of the Bonds, (b) costs incident to preparation, printing and filing or otherwise reproducing the Registration Statement (including any amendments or exhibits thereto), the Prospectus, the other Transaction Documents and the Bonds, (c) fees and expenses of the Indenture Trustee and its counsel, (d) the fees and expenses of [Name of Accountants] in connection with any letter(s) delivered pursuant to Section 6.7 and (e) fees and expenses of counsel or special counsel to the Company, and will reimburse the Underwriter for any expenses (including reasonable fees and disbursements of counsel) reasonably incurred by the Underwriter in connection with qualification of the Bonds for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter have reasonably requested pursuant to Section 5.6 above and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Bonds, for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriter and for any costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any Contract of Sale or related actions taken by the Underwriter pursuant to Section 5.4 to the extent caused by a breach of the representation contained in Section 1.1(b) relating to the Definitive Free Writing Prospectus or caused by an error in the Pool Information. Except as herein provided, the Underwriter shall be responsible for paying for
         (a) the fees and expenses of [Name of Accountants] in connection with any letter other than any letter delivered pursuant to Section 6.7 and
         (b) all costs and expenses incurred by the Underwriter, including the fees and disbursements of its counsel, in connection with the purchase and sale of the Bonds.

                  5.9 If, during the period after the Closing Date in which a prospectus relating to the Bonds is required to be delivered under the Act, the Company receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Bonds is in effect, the Company will advise the Underwriter of the issuance of such stop order. Upon receipt of notice of such stop order, the Underwriter shall cease all offers and sales of the Bonds.

                  5.10 The Company shall file, to the extent required to be filed, any Free Writing Prospectus prepared by the Company (including the Definitive Free Writing Prospectus), and any Issuer Information contained in any Free Writing Prospectus provided to it by the Underwriter under Section 4.4(e), not later than the date of first use of the Free Writing Prospectus, except that:

                  (a) As to any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Bonds after such terms have been established for all classes of Bonds being publicly offered, such Free Writing Prospectus or portion thereof may be filed by the Company within two days of the later of the date such final terms have been established for all classes of Bonds being publicly offered and the date of first use; and

                  (b) Notwithstanding clause (a) above, as to any Free Writing Prospectus or portion thereof required to be filed that contains only information of a type included within the definition of ABS Informational and Computational Materials, the Company shall file such Free Writing Prospectus or portion thereof within the later of two business days after any Underwriter first provides this information to investors and the date upon which the Company is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the Act;

         provided further, that prior to such use of any Free Writing Prospectuses by the Company, each Underwriter must comply with its obligations pursuant to Section 4.4 and that the Company shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

                  5.11 Each Underwriter shall file any Free Writing Prospectus (other than a Free Writing Prospectus that is covered by Section 5.10) that has been distributed by such Underwriter in a manner that could lead to its broad, unrestricted dissemination not later than the date of first use, provided that if that Free Writing Prospectus contains only information of a type included within the definition of ABS Informational and Computational Materials then such filing shall be made within the later of two business days after the Underwriter first provide this information to investors and the date upon which the Company is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the Act; provided further, that the Underwriter shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

                  5.12 During the period when a prospectus is required by law to be delivered in connection with the sale of the Bonds pursuant to this Agreement, the Issuer will file or cause to be filed, on a timely and complete basis, all documents that are required to be filed by the Issuer with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act (as defined below).

                  6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITER. The Underwriter's obligation to purchase the Bonds shall be subject to the following conditions:

                  6.1 No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission; and the Prospectus Supplement shall have been filed or transmitted for filing, by means reasonably calculated to result in a filing with the Commission not later than the time required by Rule 424(b) under the Act.

                  6.2 Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Company, the Seller or any of their respective affiliates the effect of which, in any case, is, in that Underwriter's reasonable judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Bonds as contemplated by the Registration Statement and the Prospectus. All actions required to be taken and all filings required to be made by the Issuer under the Act and the Exchange Act prior to the sale of the Bonds shall have been duly taken or made.

                  6.3 The Company shall have delivered to the Underwriter a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of the Company to the effect that the signer of such certificate has examined this Agreement, the Prospectus, the Servicing Agreement, the Trust Agreement and the Indenture and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

                           (a) the representations and warranties of the Company
                  and the Issuer in this Agreement and all other Transaction Documents to which it is a party are true and correct in all material respects; and

                           (b) each of the Company and the Issuer has, in all
                  material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

                           (c) no stop order suspending the effectiveness of the
                  Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated;

                           (d) subsequent to the respective dates as of which
                  information is given in the Prospectus, and except as set forth or contemplated in the Prospectus, there has not been any material adverse change in the general affairs, business, key personnel, capitalization, financial condition or results of operations of the Company or the Seller;

                           (e) except as otherwise stated in the Prospectus,
                  there are no actions, suits or proceedings pending before any court or governmental agency, authority or body or, to their knowledge, threatened, against the Company or the Seller that could reasonably have a material adverse affect on (i) the Company or the Seller or (ii) the transactions contemplated by this Agreement; and

                           (f) attached thereto are true and correct copies of a
                  letter or letters from one or more nationally recognized statistical rating agencies confirming that the Bonds have been rated in one of the four highest grades by each of such agencies rating that class of Bonds and that such rating has not been lowered since the date of such letter.

                  6.4 The Company shall have delivered to you a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of the Company to the effect that the signer of such certificate has examined this Agreement, the Prospectus and various other closing documents, and that, to his or her actual knowledge that the representations and warranties of the Company, respectively, in this Agreement are true and correct in all material respects as of the Closing Date.

                  6.5 The Underwriter shall have received the opinions of Thacher Proffitt & Wood LLP, special counsel for the Company, dated the Closing Date and substantially to the effect set forth in Exhibit A-1, Exhibit A-2 and Exhibit A-3 [NOTE: Exhibit A-3 will be revised to address the Definitive Free Writing Prospectus], the opinions of in-house counsel for the Company, dated the Closing Date and substantially to the effect set forth in Exhibit B-l and Exhibit B-2 and an opinion of [Name of Company's Counsel], counsel to Company, substantially to the effect set forth in Exhibit B-3.

                  6.6 The Underwriter shall have received from counsel for the Underwriter an opinion dated the Closing Date in form and substance satisfactory to the Underwriter.

                  6.7 The Underwriter shall have received from certified public accountants, a letter dated the date hereof and satisfactory in form and substance to the Underwriter and the Underwriter's counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriter, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Definitive Free Writing Prospectus and the Prospectus Supplement under the captions "The Mortgage Pool", "Description of the Bonds", "Yield on the Bonds" agrees with the records of the Company excluding any questions of legal interpretation.

                  6.8 The Bonds shall have been rated at least as described directly below by [Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P")] and [Moody's Investors Service, Inc. ("Moody's")].

                Class           [S&P's]          [Moody's]
                                Rating            Rating




         The Underwriter shall have received a copy of the letter from each of the respective rating agencies to such effect; and such ratings shall not have been withdrawn on or before the Closing Date.

                  6.9 The Underwriter's shall have received the opinion of [Indenture Trustee's Counsel] dated the Closing Date, substantially to the effect set forth in Exhibit C.

                  6.10 The Underwriter shall have received from Thacher Proffitt & Wood LLP, special counsel to the Company, and from in-house counsel to the Company, reliance letters with respect to any opinions delivered to [S&P] and [Moody's.]

                  6.11 The Underwriter shall have received a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of the Company as to the good standing of the Company and the due authorization by the Company of the transactions contemplated herein.

                  6.12 The Underwriter shall have received such further information, certificates and documents as the Underwriter may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Underwriter and the Underwriter's counsel.

                  The Company will furnish the Underwriter with conformed copies of the above opinions, certificates, letters and documents as reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or, if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and its counsel, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

         7. INDEMNIFICATION AND CONTRIBUTION.

                  7.1 (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls an Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, expenses (as incurred) and liabilities to which the Underwriter or they may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon or are caused by any untrue statement or alleged untrue statement of a material fact contained in the Definitive Free Writing Prospectus, or in any Issuer Information contained in any other Free Writing Prospectus, or in any Underwriter Derived Information to the extent caused by any error in the Pool Information, or in the Registration Statement for the registration of the Bonds as originally filed or in any amendment thereof or other filing incorporated by reference therein, or in the Prospectus or any amendment thereof or other filing incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that none of the Company shall be liable to the Underwriter or any person who controls an Underwriter to the extent that any misstatement or alleged misstatement or omission or alleged omission is based upon any information with respect to which the Underwriter have agreed to indemnify the Company pursuant to Section 7.2.

                           (b) The Company agree to indemnify and hold harmless
                  the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by errors in the Pool Information.

                  7.2 The Underwriter agree, several and not jointly, to indemnify, hold harmless and reimburse the Company, each of the directors and officers who signed the Registration Statement and any person controlling the Company or to the same extent as the indemnity set forth in clause 7.1 above from the Company to the Underwriter; provided, however, that the Underwriter shall be liable for losses, claims, damages, expenses and liabilities only to the extent that they arise out of or are based upon (i) the Underwriter' Information, (ii) any Underwriter Derived Information, except to the extent of any errors in any Underwriter Derived Information that are caused by errors in the Pool Information, (iii) any Free Writing Prospectus for which the conditions set forth in Section 4.4(e) above are not satisfied with respect to the prior approval by the Company, (iv) any portion of any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) not constituting Issuer Information, (v) any liability resulting from your failure to provide any investor with the Definitive Free Writing Prospectus prior to entering into a Contract of Sale with such investor or failure to file any Free Writing Prospectus required to be filed by the Underwriter in accordance with Section 5.11, and
         (vi) any liability resulting from your failure to comply with Section
         4.7 in connection with any road show. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

                  The Company acknowledges that the Underwriter' Information constitutes the only information furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

                  7.3 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 7.1 or 7.2, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In any case described in subclauses (ii) or
         (iii) of the immediately preceding sentence, the fees and disbursements of counsel for the indemnified party shall be paid by the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings involving the same general allegations in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (plus one local counsel, as necessary) for all such indemnified parties. Such firm shall be designated in writing by the Underwriter, in the case of parties indemnified pursuant to Section 7.1 and by the Company, in the case of parties indemnified pursuant to Section 7.2. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel reasonably satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding, effected without its prior written consent.

                  7.4 If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7.1 or 7.2 hereof or insufficient in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities, in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the related Underwriter on the other from the offering of the Bonds or (ii) if the allocation provided by clause
         (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the related Underwriter on the other in connection with the statements or omissions or alleged statements or alleged omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and by the related Underwriter on the other shall be in the same proportions that the purchase price paid by the related Underwriter to the Company for the Bonds ("Net Proceeds") bears to the excess of (a) the purchase prices paid by investors to the related Underwriter for the Bonds (the "Public Offering Price") over (b) Net Proceeds. The relative fault of the Company on the one hand and of the related Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the related Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  7.5 The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in
         Section 7.4, above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 7.4; which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent such expenses are required to be paid by such indemnifying party under this Section 7. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the Public Offering Price exceeds the Net Proceeds. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  7.6 The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of the related Underwriter or any person controlling the related Underwriter or by or on behalf of the Company and their respective directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Bonds.

         8. TERMINATION. This Agreement shall be subject to termination by the Underwriter by notice given to the Company, (i) if the sale of the Bonds provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform their respective obligations under this Agreement or (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or
(iv) there shall have occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets is such as to make it, in your reasonable judgment, impracticable to market the Bonds on the terms specified in this Agreement. If the Underwriter terminate this Agreement in accordance with this Section 8, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and sale of the Bonds.

         9. CERTAIN REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or their respective officers, and the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by you or on your behalf or made by or on behalf of the Company or any of their officers, directors or controlling persons, and will survive delivery of and payment for the Bonds.

         10. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Underwriter at ___________________________________; if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at IMH Assets Corp., 1401 Dove Street, Newport Beach, California 92660, Attention: General Counsel, or if sent to Impac Funding, will be mailed, delivered, or telegraphed and confirmed to it at Impac Mortgage Holdings, Inc., 1401 Dove Street, Newport Beach, California 92660, Attention: General Counsel.

         11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

         12. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you.

                                        Very truly yours,

                                        IMH ASSETS CORP.



                                        By:      _______________________________
                                                 Name:
                                                 Title:



                                        IMPAC FUNDING CORPORATION



                                        By:      _______________________________
                                                 Name:
                                                 Title:

                                        IMPAC MORTGAGE HOLDINGS, INC.



                                        By:      _______________________________
                                                 Name:
                                                 Title:


The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

[UNDERWRITER]

By: _________________________________
Name:
Title:

                                   SCHEDULE I


SCHEDULE I
BONDS

-------------------------------------------------------------------- -------------------------------------------------
UNDERWRITER                                                          CLASS A, CLASS M AND CLASS B BONDS

-------------------------------------------------------------------- -------------------------------------------------
                                                                     $
-------------------------------------------------------------------- -------------------------------------------------
                                                                     $
-------------------------------------------------------------------- -------------------------------------------------
                                                                     $
-------------------------------------------------------------------- -------------------------------------------------

                                   EXHIBIT A-1

           OPINION OF THACHER PROFFITT & WOOD LLP RE: CLOSING OPINION




                                                          _______________, 200__

Addressees

                  Opinion: Underwriting Agreement
                  IMH Assets Corp.
                  COLLATERALIZED ASSET-BACKED BONDS, SERIES 200__-__

Ladies and Gentlemen:

         We have acted as counsel to Impac Funding Corporation ("Impac Funding"), Impac Mortgage Holdings, Inc. (the "Seller"), IMH Assets Corp. (the "Depositor") and Impac CMB Trust Series 200_-_ (the "Issuer") in connection with
(i) the Mortgage Loan Purchase Agreement, dated as of _________, 200__ (the "Seller Sale Agreement"), between the Seller and the Depositor (ii) the Amended and Restated Trust Agreement, dated as of __________, 200__ (the "Trust Agreement" or the "Depositor Sale Agreement"), among the Depositor, _________________ as owner trustee of the Issuer and _________________ (the
"Indenture Trustee") pursuant to which the trust certificates (the "Trust Certificates") were issued, (iii) the Servicing Agreement, dated as of ____________, 200__ (the "Servicing Agreement"), among Impac Funding (the "Master Servicer"), the Issuer and Indenture Trustee, (iv) the Indenture, dated as of ____________, 200__ (the "Indenture"), between the Issuer and the Indenture Trustee, and to the Collateralized Asset-Backed Bonds, Series 200_-__ (the "Bonds") issued pursuant thereto, (v) the Underwriting Agreement, dated as of ___________, 200__ (the "Underwriting Agreement"), among Impac Funding, the Depositor, the Seller, ________________( the "Underwriter"), (vi) the [Free Writing Prospectus/Preliminary Prospectus] (including the Base Prospectus, as defined below), dated __________, 200__ (the ["Free Writing Prospectus/Preliminary Prospectus"]) [as used on [and before] [________(the "Pricing Date")] (vii) the Prospectus Supplement, dated __________, 200__ (the "Prospectus Supplement"), and the Prospectus to which it relates, dated ________, 200__ (the "Base Prospectus"; together with the Prospectus Supplement, the "Prospectus") and (vii) the Guaranty Agreement, dated as of ___________, 200__ (the "Guaranty Agreement"), among the Indenture Trustee, the Issuer and Impac Mortgage Holdings, Inc. (in such capacity, the "Guarantor"). The Seller Sale Agreement, the Trust Agreement, the Servicing Agreement, the Indenture, the Underwriting Agreement and the Guaranty Agreement are collectively referred to herein as the "Agreements". Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary entity authorization, execution, authentication, payment, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of and under all documents, and the necessary entity power and authority with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below. In rendering this opinion letter, except for any matter that is specifically addressed in any opinion expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates. Each assumption herein is made and relied upon with your permission and without independent investigation.

         In rendering this opinion letter, each opinion expressed and assumption relied upon herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any provisions referred to in foregoing clause (iii) will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

         This opinion letter is based upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates, after such consultation with such other attorneys in this firm as they deemed appropriate, have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter. In addition, if we indicate herein that any opinion is based on our knowledge, our opinion is based solely on the actual present knowledge of such attorneys after such consultation with such other attorneys in this firm as they deemed appropriate and, with respect to the opinions in paragraphs 3(i) and
(ii) and 4 below, the Certificate of the Seller, a copy of which is annexed as Exhibit A and the accuracy of which we have assumed in rendering this opinion letter.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the laws of the State of New York and the federal laws of the United States including without limitation the Securities Act of 1933, as amended (the "1933 Act"). Any opinion expressed below to the effect that any agreement is valid, binding and enforceable relates only to an agreement that designates therein the laws of the State of New York as the governing law thereof. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         Based upon and subject to the foregoing, it is our opinion that:

         1. Each of the Agreements to which Impac Funding, the Seller, the Depositor or the Issuer is a party is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against that party.

         2. The Bonds are valid and legally binding obligations under the laws of the State of New York, enforceable thereunder in accordance with their terms against each obligor thereunder, and are entitled to the benefits of the Indenture.

         3. With respect to the Issuer, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in (i) to our knowledge, any breach, violation or acceleration of or default under any indenture or other material agreement or instrument to which it is a party or by which it is bound or (ii) to our knowledge, any breach or violation of any order of any United States federal or State of New York court, agency or other governmental body.

         4. With respect to the Issuer, to our knowledge, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened (by written communication to it of a present intention to initiate such action, suit or proceeding) against it, which, either in one instance or in the aggregate, draws into question the validity of, seeks to prevent the consummation of any of the transactions contemplated by or would impair materially its ability to perform its obligations under any of the Agreements to which it is a party.

         5. With respect to each of Impac Funding, the Seller, the Depositor and the Issuer, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any United States federal or State of New York court, agency or other governmental body under any United States federal or State of New York statute or regulation that is normally applicable to transactions of the type contemplated by the Agreements, except such as may be required under the securities laws of any State of the United States or such as have been obtained, effected or given.

         6. With respect to each of Impac Funding, the Seller, the Depositor and the Issuer, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in any breach or violation of any United States federal or State of New York statute or regulation that is normally applicable to transactions of the type contemplated by the Agreements.

         7. The Registration Statement as of the date of the Prospectus Supplement and the date hereof, [the Preliminary Prospectus/Prospectuses as of the Pricing Date/Time of Sale/their respective Pricing Dates/Times of Sale and the date hereof ] and the Prospectus as of the date of the Prospectus Supplement and the date hereof, other than ABS informational and computational materials, used in reliance on 1933 Act Rule 167, as to which we express no opinion herein, complied as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations thereunder.

         9. To our knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in either the Registration Statement [the Preliminary Prospectus/Prospectuses] or the Prospectus or to be filed as exhibits to the Registration Statement, and ABS informational and computational materials used in reliance on 1933 Act Rule 167, as to which we express no opinion herein, and those described or referred to therein or filed or incorporated by reference as exhibits thereto.

         10. The statements made in the Base Prospectus [, the Free Writing Prospectus(es)/Preliminary Prospectus(es)] and in the Prospectus Supplement under the heading "Description of the Bonds", insofar as those statements purport to summarize certain provisions of the Bonds and the Indenture, provide a fair summary of those provisions. The statements made in the Base Prospectus [, the Free Writing Prospectus(es)/Preliminary Prospectus(es)] and in the Prospectus Supplement under the headings "Legal Aspects of Mortgage Loans-Applicability of Usury Laws", and "Alternative Mortgage Instruments" and "ERISA Considerations", to the extent that those statements constitute matters of United States federal or State of New York law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the securities to which they relate, are correct in all material respects with respect to those consequences or matters that are discussed therein.

         11. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended. Neither the Issuer nor the Trust Fund created by the Indenture is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         12. The Class [__________] will be "mortgage related securities" as defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, so long as each such class is rated in one of the two highest rating categories by at least one "nationally recognized statistical rating organization" as that term is used in that Section.

         This is to inform you that the Registration Statement has become effective under the 1933 Act and that, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued.

         To ensure compliance with requirements imposed by the U.S. Internal Revenue Service, any U.S. federal tax advice contained herein, as to which each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor, (i) is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Internal Revenue Code and (ii) is written in connection with the promotion or marketing of the transaction or matters addressed herein.

         This opinion letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein, (iii) to any and all persons, without limitation, in connection with the disclosure of the tax treatment and tax structure of the transaction to which this opinion letter relates, (iv) in connection with a due diligence inquiry by or with respect to any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter, (v) in order to comply with any subpoena, order, regulation, ruling or request of any judicial, administrative, governmental, supervisory or legislative body or committee or any self-regulatory body (including any securities or commodities exchange or the National Association of Securities Dealers, Inc.) and (vi) as otherwise required by law; provided that none of the foregoing is entitled to rely hereon unless an addressee hereof. We assume no obligation to revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof or other person or entity, with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter. In permitting reliance hereon by any person or entity other than such an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.

                                        Very truly yours,

                                    EXHIBIT A

                                   CERTIFICATE
                                       OF
                          IMPAC MORTGAGE HOLDINGS, INC.

         This Certificate is being delivered to Thacher Proffitt & Wood LLP ("TPW") for reliance hereon by TPW in rendering its opinion letter to which this Certificate is annexed (the "Opinion Letter"). The undersigned understands, acknowledges and agrees that the facts set forth in the Opinion Letter and this Certificate are being relied upon by TPW in rendering the Opinion Letter and by each addressee thereof and other parties to the transactions to which the Opinion Letter relates in the consummation of those transactions. Capitalized terms not defined herein have the meanings assigned to them in the Opinion Letter and the Agreements. The undersigned hereby represents, warrants, covenants and certifies, after reasonable investigation and review and consultation as appropriate with its attorneys and independent accountants, as follows:

         1. With respect to the Issuer, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in (i) any breach, violation or acceleration of or default under any indenture or other material agreement or instrument to which it is a party or by which it is bound or (ii) any breach or violation of any order of any United States federal or State of New York court, agency or other governmental body.

         2. With respect to the Issuer, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened (by written communication to it of a present intention to initiate such action, suit or proceeding) against it which either, in one instance or in the aggregate, draws into question the validity of, seeks to prevent the consummation of any of the transactions contemplated by or would impair materially its ability to perform its obligations under any of the Agreements to which it is a party.

         The undersigned has executed this Certificate as of the date of the Opinion Letter.

                                               IMPAC MORTGAGE HOLDINGS, INC.



                                               By:  ____________________________
                                                    NAME:
                                                    TITLE:

                                   EXHIBIT A-2

             OPINION OF THACHER PROFFITT & WOOD LLP RE: TAX MATTERS



                                                            ______________, 200_

Addresses


                  Opinion: Underwriting Agreement (Tax)
                  IMH Assets Corp.
                  COLLATERALIZED ASSET-BACKED BONDS, SERIES 200_-__

Ladies and Gentlemen:

         We have acted as counsel to Impac Funding Corporation ("Impac Funding"), Impac Mortgage Holdings, Inc. (the "Seller"), IMH Assets Corp. (the "Depositor") and Impac CMB Trust Series 200_-_ (the "Issuer") in connection with
(i) the Mortgage Loan Purchase Agreement, dated as of _________, 200__ (the "Seller Sale Agreement"), between the Seller and the Depositor (ii) the Amended and Restated Trust Agreement, dated as of __________, 200__ (the "Trust Agreement" or the "Depositor Sale Agreement"), among the Depositor, _________________ as owner trustee of the Issuer and _________________ (the
"Indenture Trustee") pursuant to which the trust certificates (the "Trust Certificates") were issued, (iii) the Servicing Agreement, dated as of ____________, 200__ (the "Servicing Agreement"), among Impac Funding (the "Master Servicer"), the Issuer and Indenture Trustee, (iv) the Indenture, dated as of ____________, 200__ (the "Indenture"), between the Issuer and the Indenture Trustee, and to the Collateralized Asset-Backed Bonds, Series 200_-__ (the "Bonds") issued pursuant thereto, (v) the Underwriting Agreement, dated as of ___________, 200__ (the "Underwriting Agreement"), among Impac Funding, the Depositor, the Seller, ________________( the "Underwriter"), (vi) the [Free Writing Prospectus/Preliminary Prospectus] (including the Base Prospectus, as defined below), dated __________, 200__ (the ["Free Writing Prospectus/Preliminary Prospectus"]) [as used on [and before] [________(the "Pricing Date")] (vii) the Prospectus Supplement, dated __________, 200__ (the "Prospectus Supplement"), and the Prospectus to which it relates, dated ________, 200__ (the "Base Prospectus"; together with the Prospectus Supplement, the "Prospectus") and (vii) the Guaranty Agreement, dated as of ___________, 200__ (the "Guaranty Agreement"), among the Indenture Trustee, the Issuer and Impac Mortgage Holdings, Inc. (in such capacity, the "Guarantor"). The Seller Sale Agreement, the Trust Agreement, the Servicing Agreement, the Indenture, the Underwriting Agreement and the Guaranty Agreement are collectively referred to herein as the "Agreements". Capitalized terms not defined herein have the meanings assigned to them in the Agreements.
         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary entity authorization, execution, authentication, payment, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of and under all documents, and the necessary entity power and authority with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below. In rendering this opinion letter, except for any matter that is specifically addressed in any opinion expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates. Each assumption herein is made and relied upon with your permission and without independent investigation.

         This opinion letter is based upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates, after such consultation with such other attorneys in this firm as they deemed appropriate, have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the federal income tax laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended (the "Code"). We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described below, and we do not express any opinion on any other legal or income tax aspect of the transactions to which this opinion letter relates.

         Based upon and subject to the foregoing, it is our opinion that:

         1. The statements made in the Base Prospectus, [the Free Writing Prospectus(es)/Preliminary Prospectus(es),] and the Prospectus Supplement under the heading "Federal Income Tax Consequences", to the extent that those statements constitute matters of law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the securities to which they relate, are correct in all material respects with respect to those consequences or matters that are discussed therein.

         2. Under current United States federal income tax law as of the Closing Date, based upon certain financial calculations prepared at the request of the Underwriters concerning the projected performance of the Mortgage Loans and projected payments on the Bonds and assuming the accuracy of and compliance with the representations, covenants and other provisions of the Agreements without any waiver or modification thereof, although there are no regulations, rulings or judicial precedents addressing the characterization for federal income tax purposes of securities having terms substantially the same as those of the Bonds, for federal income tax purposes the Bonds will be treated as indebtedness to a holder thereof other than the owner of the Trust Certificates, and not as ownership interests in the Issuer, and the Issuer will not be classified as (i) an association taxable as a corporation, (ii) a publicly traded partnership taxable as a corporation or (iii) a taxable mortgage pool for federal income tax purposes.

         To ensure compliance with requirements imposed by the U.S. Internal Revenue Service, any U.S. federal tax advice contained herein, as to which each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor, (i) is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Internal Revenue Code and (ii) is written in connection with the promotion or marketing of the transaction or matters addressed herein.

         This opinion letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein, (iii) to any and all persons, without limitation, in connection with the disclosure of the tax treatment and tax structure of the transaction to which this opinion letter relates, (iv) in connection with a due diligence inquiry by or with respect to any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter, (v) in order to comply with any subpoena, order, regulation, ruling or request of any judicial, administrative, governmental, supervisory or legislative body or committee or any self-regulatory body (including any securities or commodities exchange or the National Association of Securities Dealers, Inc.) and (vi) as otherwise required by law; provided that none of the foregoing is entitled to rely hereon unless an addressee hereof. We assume no obligation to revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof or other person or entity, with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter. In permitting reliance hereon by any person or entity other than such an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.

                                        Very truly yours,

                                   EXHIBIT A-3

    LETTER OF THACHER PROFFITT & WOOD LLP RE: CERTAIN SECURITIES LAW MATTERS




                                                             _____________, 200_



Addressees

                  Supplementary Letter
                  IMH Assets Corp.
                  COLLATERALIZED ASSET-BACKED BONDS, SERIES 200_-_

Ladies and Gentlemen:

         We have acted as counsel to Impac Funding Corporation ("Impac Funding"), Impac Mortgage Holdings, Inc. (the "Seller"), IMH Assets Corp. (the "Depositor") and Impac CMB Trust Series 200_-_ (the "Issuer") in connection with
(i) the Mortgage Loan Purchase Agreement, dated as of _________, 200__ (the "Seller Sale Agreement"), between the Seller and the Depositor (ii) the Amended and Restated Trust Agreement, dated as of __________, 200__ (the "Trust Agreement" or the "Depositor Sale Agreement"), among the Depositor, _________________ as owner trustee of the Issuer and _________________ (the
"Indenture Trustee") pursuant to which the trust certificates (the "Trust Certificates") were issued, (iii) the Servicing Agreement, dated as of ____________, 200__ (the "Servicing Agreement"), among Impac Funding (the "Master Servicer"), the Issuer and Indenture Trustee, (iv) the Indenture, dated as of ____________, 200__ (the "Indenture"), between the Issuer and the Indenture Trustee, and to the Collateralized Asset-Backed Bonds, Series 200_-__ (the "Bonds") issued pursuant thereto, (v) the Underwriting Agreement, dated as of ___________, 200__ (the "Underwriting Agreement"), among Impac Funding, the Depositor, the Seller, ________________( the "Underwriter"), (vi) the [Free Writing Prospectus/Preliminary Prospectus] (including the Base Prospectus, as defined below), dated __________, 200__ (the ["Free Writing Prospectus/Preliminary Prospectus"]) [as used on [and before] [________(the "Pricing Date")] (vii) the Prospectus Supplement, dated __________, 200__ (the "Prospectus Supplement"), and the Prospectus to which it relates, dated ________, 200__ (the "Base Prospectus"; together with the Prospectus Supplement, the "Prospectus") and (vii) the Guaranty Agreement, dated as of ___________, 200__ (the "Guaranty Agreement"), among the Indenture Trustee, the Issuer and Impac Mortgage Holdings, Inc. (in such capacity, the "Guarantor"). The Seller Sale Agreement, the Trust Agreement, the Servicing Agreement, the Indenture, the Underwriting Agreement and the Guaranty Agreement are collectively referred to herein as the "Agreements". Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

         We do not represent any party for which we are acting as counsel in connection herewith in connection with matters other than certain transactions. The primary purpose of our engagement was to consider and advise with respect to legal matters, and not to determine or verify facts not constituting legal conclusions. However, in connection with the transaction to which this letter relates, we have participated in the preparation and/or review of, and in discussions with representatives of the parties to the Agreements and their respective counsel regarding the contents of [the Registration Statement], [the Preliminary Prospectus(es)/Free Writing Prospectus(es)] the Prospectus, the Agreements and certain certificates of fact and legal opinion letters. In addition, we participated in discussions regarding the contents of the Prospectus Supplement and related matters with representatives of the parties to the Agreements and their respective counsel. We have not otherwise undertaken any procedures that were intended or likely to elicit information concerning the accuracy, completeness or fairness of the statements and other information contained in the Registration Statement and the Prospectus. We are not advising in this letter with respect to the Registration Statement or the Prospectus as to (i) statistical, accounting or other financial information contained therein,
(ii) information contained in any accompanying computer disk, CD-ROM or other electronic media, (iii) information incorporated by reference therein or (iv) other marketing materials not contained in the Prospectus including without limitation those generally described as term sheets and computational materials.

         Based upon and subject to the foregoing, this is to inform you that no information has come to the attention of the attorneys in this firm who are involved in the representation of parties to the transactions described herein in connection therewith, after such consultation with such other attorneys in this firm as they deemed appropriate, that causes us to believe that (A) the Registration Statement, as of [the Pricing Date(s)/ the date(s) of the Free Writing Prospectus(es)/Preliminary Prospectus(es),]the date of the Prospectus Supplement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         To ensure compliance with requirements imposed by the U.S. Internal Revenue Service, this is to inform you that any U.S. federal tax advice contained herein is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the U.S. Internal Revenue Code.

         This letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this letter may not be made available, and this letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this letter may be made available as provided herein, (iii) to any and all persons, without limitation, in connection with the disclosure of the tax treatment and tax structure of the transaction to which this letter relates, (iv) in connection with a due diligence inquiry by or with respect to any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this letter, (v) in order to comply with any subpoena, order, regulation, ruling or request of any judicial, administrative, governmental, supervisory or legislative body or committee or any self-regulatory body (including any securities or commodities exchange or the National Association of Securities Dealers, Inc.) and (vi) as otherwise required by law; provided that none of the foregoing is entitled to rely hereon unless an addressee hereof. We assume no obligation to revise, supplement or withdraw this letter, or otherwise inform any addressee hereof or other person or entity, with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this letter between our firm and any addressee hereof or other person or entity except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this letter. In permitting reliance hereon by any person or entity other than such an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this letter for its purposes.

                                        Very truly yours,

                                   EXHIBIT B-1

        OPINION OF IN-HOUSE COUNSEL TO IMPAC FUNDING RE: CERTAIN MATTERS



                                                             ____________, 200__


To the Addressees Listed
on Schedule A

                           Re:   IMH Assets Corp.
                                 COLLATERALIZED ASSET-BACKED BONDS,
                                 SERIES 200_-__
Ladies and Gentlemen:

                  I am General Counsel to Impac Funding Corporation, a California corporation (the "Company"), for the sole purpose of rendering this opinion in connection with (i) the Servicing Agreement, dated as of ___________, 200__, among the Company, as the master servicer (the "Master Servicer"), Impac CMB Trust Series 200_-__, as issuer (the "Trust"), and _________________, as indenture trustee (the "Indenture Trustee") and (ii) the Underwriting Agreement, dated _________, 200__, among the Company, IMH Assets Corp., Impac Mortgage Holdings, Inc., ______________(the "Underwriters"). The Agreements described in
(i) and (ii) above are together referred to herein as the "Agreements." My representation of the Company is limited solely to rendering this opinion. Capitalized terms not otherwise defined herein have the meanings set forth in the Agreements. This opinion is being rendered pursuant to Section 6.5 of the Underwriting Agreement.

                  In my capacity as such counsel, I have examined originals or copies of those corporate and other records and documents I considered appropriate, including the following:

              A.  The Agreements;

              B. The Company's Articles of Incorporation and Bylaws, as amended to date; and

              C. Resolutions adopted by the Board of Directors of the Company with specific reference to actions relating to the transactions covered by this opinion.

                  As to relevant factual matters, I have relied upon, among other things, the Company's representations in certificates of the officers of the Company. In addition, I have obtained and relied upon those certificates of public officials I considered appropriate. Such factual matters have not been independently established or verified by me.

                  My use of the terms "known to me," "to my knowledge," or a similar phrase to qualify a statement in this opinion means that I do not have current actual knowledge that the statement is inaccurate. I have not undertaken any independent investigation to determine the accuracy of any statement, and any limited inquiry undertaken by me during the preparation of this opinion letter should not be regarded as such an investigation. No inference as to my knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of my representation of the Company in connection with this opinion letter or in other matters.

                  The term "threatened litigation" used herein shall have the same meaning as the term "overtly threatened" used in the American Bar Association Statement of Policy on Lawyer's Responses to Auditors' Requests for Information (December 1975).

                  I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the legal capacity of all natural persons and the conformity with originals of all documents submitted to me as copies. To the extent the Company's obligations depend on the due authorization, execution and delivery of the Agreements by the other parties to the Agreements, I have assumed that the Agreements have been so authorized, executed and delivered and that they constitute the legally valid and binding obligation of each such party enforceable against such party in accordance with their respective terms. I have further assumed the conformity of the Mortgage Loans and related documents to the requirements of the Agreements.

                  I have also assumed, without independent verification, that there are no servicing agreements or understandings among the Company and any other party which would expand, modify or otherwise affect the terms of the documents described herein or the respective rights or obligations of the parties thereunder.

                  On the basis of such examination, my reliance upon the assumptions contained herein and our consideration of those questions of law I considered relevant, and subject to the limitations and qualifications in this opinion, I am of the opinion that:

                  1. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of California with corporate power to own its properties, conduct its business as described in the Agreements, to enter into the Agreements and to perform its obligations thereunder.

                  2. The execution, delivery and performance of the Agreements to which the Company is a party has been duly authorized by all necessary corporate action on the part of the Company, and the Agreements have been duly executed and, to our knowledge, delivered by the Company.

                  3. No order, consent, permit or approval of any California governmental authority that I have, in the exercise of customary professional diligence, recognized as directly applicable to the Company or to transactions of the type contemplated by the Agreements, is required on the part of the Company for the execution and delivery, and performance on or prior to the date of this opinion under, the Agreements, except for such as have been obtained.

                  4. The execution and delivery by the Company of, and performance of its obligations on or prior to the date hereof under the Agreements to which it is a party, do not (i) violate the Company's Articles of Incorporation or Bylaws, or to my knowledge, (ii) result in a default under the terms of any indenture or other material agreement or instrument known to me to which the Company is a party or by which it is bound, or (iii) breach or otherwise violate any existing obligation of the Company under any order, judgment or decree of any California or federal court or governmental authority binding the Company and known to me.

                  5. The execution and delivery by the Company of, and the performance of its obligations on or prior to the date hereof, under the Agreements to which it is a party, does not subject the Company to any fine, penalty or similar sanction under any material California statute or regulation that I have, in the exercise of customary professional diligence, recognized as directly applicable to the Company or the transactions of the type contemplated by the Agreements, except in any case where the default, breach, fine or penalty would not have a material adverse effect on the Company's ability to perform its obligations under the Agreements.

                  6. To my knowledge, there is no action, suit, proceeding or investigation pending or threatened (i.e. threatened litigation) against the Company which, in my judgment, would draw into question the validity of the Agreements or which would be likely to impair materially the ability of the Company to perform its obligations under the terms of the Agreements.

                  The opinions set forth above are subject to and limited by the net impact or result of any conflict of laws between or among laws of competing jurisdictions and the applicability of the law of any jurisdiction in such instance beyond California.

                  In rendering this opinion, I express no opinion concerning compliance with securities laws, nor do I express any opinion concerning the laws of any jurisdiction other than the present laws of the State of California. I express no opinion on any issue not expressly addressed above.

                  This opinion is rendered by me as General Counsel for the Company and may be relied upon by you only in connection with the transactions contemplated by the Agreements. It may not be used or relied upon by you for any other person, nor may copies be delivered to any other person, without in each instance my prior written consent.

                                      Very truly yours,
                                      __________________________________________

                                   SCHEDULE A

                                   ADDRESSEES

                                   EXHIBIT B-2

         OPINION OF IN-HOUSE COUNSEL TO THE COMPANY RE: CERTAIN MATTERS



______________, 200__



To the Addressees Listed
on Schedule A

                           Re: IMH Assets Corp.
                               COLLATERALIZED ASSET-BACKED BONDS, SERIES 200_-__

Ladies and Gentlemen:

                  I am General Counsel to IMH Assets Corp., a California corporation (the "Company"), for the sole purpose of rendering this opinion in connection with (i) the Mortgage Loan Purchase Agreement, dated as of ___________, 200__, between Impac Mortgage Holdings, Inc. ("IMH") and the Company, pursuant to which IMH will sell to the Company, and contribute to the capital thereof, the Mortgage Loans, (ii) the Underwriting Agreement, dated _________, 200__ (the "Underwriting Agreement"), among the Company, IMH Assets Corp., IMH, ____________(the "Underwriter"), pursuant to which the Company will sell approximately $______________ of Collateralized Asset-Backed Bonds, Series 200_-__ to the Underwriter and (iii) the Amended and Restated Trust Agreement, dated as of _____________, 200__, among the Company, as depositor and _________________, as Owner Trustee of the Impac CMB Trust Series 200__-__ (the "Trust") and Deutsche Bank National Trust Company as certificate registrar and certificate paying agent. The agreements described in (i) through (iii) above are collectively referred to herein as the "Agreements." My representation of the Company is limited solely to rendering this opinion. Capitalized terms not otherwise defined herein have the meanings set forth in the Agreements. This opinion is being rendered pursuant to Section 6.5 of the Underwriting Agreement.

                  In my capacity as such counsel, I have examined originals or copies of those corporate and other records and documents I considered appropriate, including the following:

         A.   The Agreements;

         B. The Company's Articles of Incorporation and Bylaws, as amended to date; and

         C. Resolutions adopted by the Board of Directors of the Company with specific reference to actions relating to the transactions covered by this opinion.

                  As to relevant factual matters, I have relied upon, among other things, the Company's representations in certificates of the officers of the Company. In addition, I have obtained and relied upon those certificates of public officials I considered appropriate. Such factual matters have not been independently established or verified by me.

                  My use of the terms "known to me," "to my knowledge," or a similar phrase to qualify a statement in this opinion means that I do not have current actual knowledge that the statement is inaccurate. I have not undertaken any independent investigation to determine the accuracy of any statement, and any limited inquiry undertaken by me during the preparation of this opinion letter should not be regarded as such an investigation. No inference as to my knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of my representation of the Company in connection with this opinion letter or in other matters.

                  The term "threatened litigation" used herein shall have the same meaning as the term "overtly threatened" used in the American Bar Association Statement of Policy on Lawyer's Responses to Auditors' Requests for Information (December 1975).

                  I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the legal capacity of all natural persons and the conformity with originals of all documents submitted to me as copies. To the extent the Company's obligations depend on the due authorization, execution and delivery of the Agreements by the other parties to the Agreements, I have assumed that the Agreements have been so authorized, executed and delivered and that they constitute the legally valid and binding obligation of each such party enforceable against such party in accordance with their respective terms. I have further assumed the conformity of the Mortgage Loans and related documents to the requirements of the Agreements.

                  I have also assumed, without independent verification, that there are no servicing agreements or understandings among the Company and any other party which would expand, modify or otherwise affect the terms of the documents described herein or the respective rights or obligations of the parties thereunder.

                  On the basis of such examination, my reliance upon the assumptions contained herein and our consideration of those questions of law I considered relevant, and subject to the limitations and qualifications in this opinion, I am of the opinion that:

1. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of California with corporate power to own its properties, conduct its business as described in the Agreements, to enter into the Agreements and to perform its obligations thereunder.

2. The execution, delivery and performance of the Agreements to which the Company is a party has been duly authorized by all necessary corporate action on the part of the Company, and the Agreements have been duly executed and, to our knowledge, delivered by the Company.

3. No order, consent, permit or approval of any California governmental authority that I have, in the exercise of customary professional diligence, recognized as directly applicable to the Company or to transactions of the type contemplated by the Agreements, is required on the part of the Company for the execution and delivery, and performance on or prior to the date of this opinion under, the Agreements, except for such as have been obtained.

4. The execution and delivery by the Company of, and performance of its obligations on or prior to the date hereof under the Agreements to which it is a party, do not (i) violate the Company's Articles of Incorporation or Bylaws, or to my knowledge, (ii) result in a default under the terms of any indenture or other material agreement or instrument known to me to which the Company is a party or by which it is bound, or (iii) breach or otherwise violate any existing obligation of the Company under any order, judgment or decree of any California or federal court or governmental authority binding the Company and known to me.

5. The execution and delivery by the Company of, and the performance of its obligations on or prior to the date hereof, under the Agreements to which it is a party, does not subject the Company to any fine, penalty or similar sanction under any material California statute or regulation that I have, in the exercise of customary professional diligence, recognized as directly applicable to the Company or the transactions of the type contemplated by the Agreements, except in any case where the default, breach, fine or penalty would not have a material adverse effect on the Company's ability to perform its obligations under the Agreements.

6. To my knowledge, there is no action, suit, proceeding or investigation pending or threatened (i.e. threatened litigation) against the Company which, in my judgment, would draw into question the validity of the Agreements or which would be likely to impair materially the ability of the Company to perform its obligations under the terms of the Agreements.

                  The opinions set forth above are subject to and limited by the net impact or result of any conflict of laws between or among laws of competing jurisdictions and the applicability of the law of any jurisdiction in such instance beyond California.

                  In rendering this opinion, I express no opinion concerning compliance with securities laws, nor do I express any opinion concerning the laws of any jurisdiction other than the present laws of the State of California. I express no opinion on any issue not expressly addressed above.

                  This opinion is rendered by me as General Counsel for the Company and may be relied upon by you only in connection with the transactions contemplated by the Agreements. It may not be used or relied upon by you for any other person, nor may copies be delivered to any other person, without in each instance my prior written consent.

                                          Very truly yours,



                                          ---------------------------------

                                   SCHEDULE A

                                   ADDRESSEES

                                   EXHIBIT B-3

                  OPINION OF COUNSEL TO IMH RE: CERTAIN MATTERS






                             _______________, 200__


Addressees


                         Re:  Impac Mortgage Holdings, Inc.
                              IMH Assets Corp.
                              Impac CMB Trust Series 200_-__
                              COLLATERALIZED ASSET-BACKED BONDS. SERIES 200_-__

Ladies and Gentlemen:

                  We have served as Maryland counsel to Impac Mortgage Holdings, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the transactions contemplated under (a) the Mortgage Loan Sale and Contribution Agreement, dated as of __________, 200_ (the "Sale Agreement") between the Company and IMH Assets Corp., a California corporation (the "Purchaser"); and (b) the Underwriting Agreement, dated _______, 200_, by and among Countrywide Securities Corporation, _______________( the "Underwriter"), the Purchaser, the Company, and Impac Funding Corp. (the "Underwriting Agreement" and collectively with the Sale Agreement, the "Transaction Documents").

                  This opinion is being delivered to you pursuant to Section 6.5 of the Underwriting Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Underwriting Agreement.

                  In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         7. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

         8. The bylaws of the Company (the "Bylaws"), certified as of a recent date by an officer of the Company;

         9. Resolutions adopted by the Board of Directors of the Company relating to the organization of the Company, the Transaction Documents and the transactions contemplated thereunder certified as of a recent date by an officer of the Company;

         10. A certificate from the SDAT as to the good standing of the Company, dated as of the closing date;

         11. A certificate executed by an officer of the Company, dated as of a recent date;

         12. The Underwriting Agreement;

         13. The Mortgage Loan Purchase Agreement; and

         14. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

         In expressing the opinion set forth below, we have assumed, the authenticity of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such latter documents.

         The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The Company has the requisite corporate power to execute, deliver and perform its obligations under each of the Transaction Documents.

         2. Each of the Transaction Documents has been duly and validly authorized, executed and so far as is known to us, delivered by the Company.

         3. A Maryland court, or a United States court sitting in the State of Maryland should give effect to the choice of the laws of the State of New York to govern the Transaction Documents, provided that such court finds (a) that the State of New York has a substantial relationship to the parties or the transactions contemplated by the Transaction Documents or there is some other reasonable basis for the parties' choice of law which will govern the Transaction Documents and (b) that application of the laws of the State of New York would not contravene a fundamental policy of the state (i) which has a materially greater interest than the State of New York relating to the Transaction Documents, and (ii) which would be the state of the applicable law in the absence of an effective choice of law by the parties. Additionally, such a court might not apply the laws of the State of New York respecting (x) the remedies available in the State of Maryland upon a breach of the Transaction Documents, (y) the procedural rules governing or affecting any action in the State of Maryland to enforce the Transaction Documents or (z) any provision or practice condoned or permitted by the laws of the State of New York that is determined to be against a fundamental public policy of the State of Maryland.

         4. Neither the execution and delivery of the Transaction Documents by the Company nor the fulfillment of the terms of or the consummations of the transactions contemplated thereunder will result in a breach of any term or provision of the Charter or the Bylaws or so far as is known to us, without independent inquiry, will conflict with, result in any breach or violation of, or constitute a default under any order of any court, regulatory body, administrative agency or government body of the State of Maryland having jurisdiction over the Company.

         5. So far as is known to us without independent inquiry, no consent, approval, authorization or order of any court or government agency or body in the State of Maryland having jurisdiction over the Company is required for the execution, delivery and performance by the Company of any of the Transaction Documents or the consummation of the transactions contemplated thereunder, except for those consents, approvals, authorizations or orders which previously have been obtained.

         6. So far as is known to us without independent inquiry, there is no action, suit, proceeding or investigation pending or threatened against the Company in any court or governmental agency located in Maryland which, in our judgment, either in any one instance or in the aggregate, (a) would draw into question the validity of the Transaction Documents, (b) seeks to prevent the consummation of any of the transactions contemplated by the Transaction Documents, or (c) would be likely to impair materially the ability of the Company to perform its obligations under the terms of the Transaction Documents.

         The foregoing opinions and other statements are subject to the following qualifications, exceptions, assumptions and limitations:

         A. Members of our firm are admitted to the bar of the State of Maryland and the foregoing opinion is limited to matters arising under the laws of the State of Maryland. We express no opinion in connection with the securities laws or as to federal or state laws regarding fraudulent transfers or as to the number of issued and outstanding shares of stock of the Company or as to the laws, rules or regulations of any other jurisdiction or, in the case of Maryland, as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of Maryland, or in each case as to any matters arising thereunder or relating thereto.

         B. Whenever a statement or opinion herein is qualified by "to our knowledge", "known to us" or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered substantive legal services in connection with the transactions contemplated by the Transaction Documents do not have actual conscious awareness of the inaccuracy of such statement or opinion. We have not, however, undertaken any independent investigation or inquiry to determine the accuracy of any such statement or opinion and no inference as to our knowledge or that we have any knowledge of any matters pertaining to such statement or opinion should be drawn from the fact that we have acted as counsel to the Company in connection with the transactions contemplated by the Transaction Documents.

         We note that the Transaction Documents provide that they shall be governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. We also express no opinion with respect to the enforceability of provisions for the indemnification of or contribution to a party where such indemnification or contribution is contrary to public policy. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

         We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is solely for your benefit in connection with the transactions described in the first paragraph above and may not be quoted or relied upon by, nor may copies be delivered to, any other person (except to _______________ - General Counsel to the Company), nor may this letter be relied upon by you for any other purpose, without our prior written consent.

                                        Very truly yours,

                                    EXHIBIT C

                     OPINION OF INDENTURE TRUSTEE'S COUNSEL



                             ________________, 200__


To Each of the Persons Listed
on Schedule I Attached Hereto


                           Re:     IMH 200_-__ Indenture
                                   DATED AS OF ___________, 200_
Ladies and Gentlemen:

                  We have acted as special New York counsel for _____________________ (i) as certificate registrar and certificate paying agent (the "Registrar") in connection with the transactions contemplated by the Amended and Restated Trust Agreement dated as of ____________, 200_ among IMH Assets Corp., as depositor (the "Depositor"), ______________________, as owner trustee, ____________________, as indenture trustee (the "Trustee") and the Registrar (the "Trust Agreement"), and (ii) as Trustee in connection with the transactions contemplated by (a) the Indenture dated as of _______________, 200_ between Impac CMB Trust Series 200_-__, as issuer (the "Issuer") and the Trustee (the "Indenture"), (b) the Servicing Agreement dated as of ____________, 200_ among Impac Funding Corporation, as master servicer (the "Master Servicer"), the Issuer and the Trustee (the "Servicing Agreement"), (c) the Guaranty Agreement dated as of ______________, 200_ among Impac Mortgage Holdings, Inc., as the Issuer and the Trustee (the "Guaranty Agreement"), and (d) the Trust Agreement. The Indenture, the Servicing Agreement and the Guaranty Agreement are collectively referred to herein as the "Trustee Documents". The Trustee Documents together with the Trust Agreement are collectively referred to herein as the "Agreements". Capitalized terms used and not defined herein shall have the meanings assigned to them in the Agreements.

                  In connection with the opinion expressed below, we have relied upon the representations and warranties contained in the Agreements and we have relied upon originals or certified copies of such documents, certificates and other statements as we have deemed relevant and necessary as a basis for such opinion, and we have not attempted to independently verify or establish the factual matters set forth therein. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

                  We have assumed for the purposes of our opinion that (i) the execution and delivery of the Agreements by all parties thereto (other than the Trustee or the Registrar, as the case may be), and (ii) the performance by such parties (other than the Trustee or the Registrar, as the case may be) of their respective obligations under the Agreements are within the powers (corporate or otherwise) of such parties and have been duly authorized by all requisite action of such parties and that such documents have been duly executed and delivered by such parties (other than the Trustee or the Registrar, as the case may be) . We have further assumed that each party to each of the Agreements (other than the Trustee or the Registrar, as the case may be) has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Agreements against the Trustee or the Registrar, as the case may be.

                  Based upon the foregoing, it is our opinion that:

         7. __________________ is a national banking association validly existing under the laws of the United States of America.

         8. The Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Trustee Documents, and has taken all necessary action to authorize the execution, delivery and performance by it of the Trustee Documents.

         9. The Registrar has the requisite power and authority to execute, deliver and perform its obligations under the Trust Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of the Trust Agreement.

         10. Each of the Trustee Documents has been duly executed and delivered by the Trustee, and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its respective terms, except that certain of such obligations may be enforceable solely against the Trust Estate and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         11. The Trust Agreement has been duly executed and delivered by the Registrar.

                  We express no opinion as to any laws other than the law of the State of New York and the federal laws of the United States.

                  This opinion is solely for the benefit of the addressees hereof and may not be relied upon in any manner by any other person without our prior written consent.

                                        Very truly yours,

                                   SCHEDULE I

                                    EXHIBIT D

                            FOOTNOTE 271 INFORMATION

[Excerpt from Offering Reform adopting release-bold headings added for convenience of reference]

In the case of asset-backed issuers certain information comprehended within the definition of ABS informational and computational material is analogous to the term of securities and is therefore issuer information. For example, we would expect that the following categories of such material, which are derived from the definition of ABS informational and computational materials, are generally issuer information:

         (1) STRUCTURAL INFORMATION-factual information regarding the asset-backed securities being offered and the structure and basic parameters of the securities, such as the number of classes, seniority, payment priorities, terms of payment, the tax, ERISA or other legal conclusions of counsel, and descriptive information relating to each class (e.g., principal amount, coupon, minimum denomination, price or anticipated price, yield, weighted average life, credit enhancements, anticipated ratings, and other similar information relating to the proposed structure of the offering);

         (2) COLLATERAL INFORMATION-factual information regarding the pool assets underlying the asset-backed securities, including origination, acquisition and pool selection criteria, information regarding any prefunding or revolving period applicable to the offering, information regarding significant obligors, data regarding the contractual and related characteristics of the underlying pool assets (e.g., weighted average coupon, weighted average maturity, delinquency and loss information and geographic distribution) and other factual information concerning the parameters of the asset pool appropriate to the nature of the underlying assets, such as the type of assets comprising the pool and the programs under which the loans were originated;

         (3) KEY PARTIES INFORMATION-identification of key parties to the transaction, such as servicers, indenture trustees, depositors, sponsors, originators and providers of credit enhancement or other support, including information about any such party;

         (4) STATIC POOL DATA-static pool data, as referenced in Item 1105 of Regulation AB [17 CFR 229.1105], such as for the sponsor's and/or servicer's portfolio, prior transactions or the asset pool itself; and

         (5) ISSUER COMPUTATIONAL MATERIAL-to the extent that the information is provided by the issuer, depositor, affiliated depositor, or sponsor, statistical information displaying for a particular class of asset-backed securities the yield, average life, expected maturity, interest rate sensitivity, cash flow characteristics, total rate of return, option adjusted spread or other financial or statistical information related to the class or classes under specified prepayment, interest rate, loss or other hypothetical scenarios. (Where such information is prepared by an underwriter or dealer, it is not issuer information, even when derived from issuer information.)

                                    EXHIBIT E

                                                            ___________, 200_


IMH Assets Corp.
1401 Dove Street, Newport Beach,
California, 92660

                  Re:      IMH Assets Corp., Impac CMB Trust Series 200_-_ and
                  Collateralized Asset-Backed Bonds, Series 200_-_, Class [___________]

         Pursuant to Section 4.5 of the Underwriting Agreement, dated ________, 200_, between IMH Assets Corp. and the Underwriter (the "Underwriter") relating to the Collateralized Asset-Backed Bonds ("Bonds") referenced above, the undersigned does hereby certify that:

         (a)      The prepayment assumption used in pricing the Bonds was _____%
                  [___].

         (b) Set forth below is (i) the first price, as a percentage of the principal balance of the Bonds, at which 10% of the aggregate principal balance of the Bonds was sold to the public at a single price, if applicable, or (ii) if 10% or more of a class of Bonds have been sold to the public but no single price is paid for at least 10% of the aggregate principal balance or notional amount, as applicable, of such class of Bonds, then the weighted average price at which the Bonds of such class were sold expressed as a percentage of the principal balance of the Bonds, or (iii) if less than 10% of the aggregate principal balance of the Bonds has been sold to the public, the purchase price for each such class of Bonds paid by the Underwriters expressed as a percentage of the principal balance of the Bonds calculated by: (1) estimating the fair market value of each such class of Bonds not sold to the public as of _________, 200_; (2) adding such estimated fair market value to the aggregate purchase price of each class of Bonds actually sold to the public as of such date; (3) dividing each of the fair market values determined in clause
                  (1) by the sum obtained in clause (2); (4) multiplying the quotient obtained for each class of Bonds in clause (3) by the purchase price paid by the Underwriters for all the Bonds of each class; and (5) for each class of Bonds, dividing the product obtained for such class of Bonds in clause (4) by the original principal balance of the Bonds:


                  Bonds: ________

         [* less than 10% has been sold to the public]


         The prices set forth above do not include accrued interest with respect to periods before closing.

                                           [_____________________]




                                           By:_________________________________
                                                    Name:
                                                    Title: